Exhibit 10.7

Cheviot Savings Bank
2011 Bonus Plan

The Cheviot Savings Bank Bonus Plan is based on the plan year beginning on January 1 and ending December 31.

Cheviot Savings Bank employees, excluding Branch Managers, will be awarded bonuses per the plan year based on the following:

1)      The return on assets (ROA) of the Bank.
2)      Base compensation.
3)      Employee Tier.
4)      Overall performance rating per the Performance Evaluation Form for the plan year.

Branch Managers will be awarded bonuses per the plan year based on approved criteria for the overall branch performance.

Return on Assets (ROA):

Return on Assets (ROA) is the net, (after allowance for taxes) income for the plan year divided by the total average assets of the Bank. (See computation table below.)

Base Compensation:

Base compensation is the base salary or wages earned by the employee during the base year. It does not include bonuses, fees of any kind, reimbursements, vacation or sick pay, or any other income paid by the Bank to the employee. (See computation table below.)

Employee Tier:

The Bonus Plan consists of four tiers – A, B, C, D. Each year, each employee to be included in the bonus plan will be nominated to a particular tier by the President and approved by the Board of Directors. The value of each tier is as follows:

A = 100% Share	B = 75% Share	C = 50% Share	D = 25% Share

Performance Rating:

At least annually each employee will have a performance evaluation completed. A performance rating will be determined based on the Performance Evaluation Form.

The value of each overall performance rating is as follows:

5 = 100%	4 = 100%	3 =100%	2 = 0%	1 = 0%

If an employee receives an overall performance rating of 3 or above, but a rating of 2 or 1 in any category the amount awarded could be reduced by up to 50% determined by the employee’s supervisor and President and approved by the Board of Directors.

Cheviot Savings Bank
2011 Bonus Plan

Computation Table:

Bonus compensation will be based on the following table in conjunction with the Employee Tier’s and Performance Rating’s noted above.

Return on Assets (ROA)	Percentage of Base Compensation

.3 to .39	2.5%
.4 to .49	3.5%
.5 to .59	5.0%
.6 to .69	7.5%
.7 to .79	10.0%
.8 to .89	15.0%
.9 to .99	20.0%
1.0 to 1.19	25.0%
1.2 to 1.39	30.0%
1.4 to 1.59	35.0%
1.6 to 1.79	40.0%
1.8 to 1.99	45.0%
2.0 or over	50.0% Maximum

Example 1:

ROA = 75% (denoting a 10% bonus)

Base Compensation = $25,000

Employee Tier = B

Performance Rating = 3 (with no ratings of 2 or 1 in any category)

Bonus Awarded: $25,000 * .10 * .75 *1 = $1,875

Example 2:

ROA = 75% (denoting a 10% bonus)

Base Compensation = $25,000

Employee Tier = B

Performance Rating = 3 (with a rating of 2 or 1 in any category)

Bonus Awarded: $25,000 * .10 * .75 *.5 = $937.50